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Exhibit 10.26

SEPARATION AGREEMENT AND RELEASE

        This Separation Agreement and Release (the "Agreement") is made by and between Marc Bellotti ("Employee") and Lipid Sciences, Inc. (the "Company" and, with Employee, the "Parties").

        WHEREAS, Employee's employment with the Company is to be terminated by resignation effective as of December 31, 2005 (the "Termination Date"); and

        WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Employee may have against the Company, including, without limitation, any and all claims arising out of, or in any way related to, Employee's employment with the Company or termination thereof;

        NOW, THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

        1.     Consideration.    Employee's stock option granted on July 2, 2001 covering 155,902 shares of Company common stock as a result of the merger of the Company with NZ Corporation (the "2001 Option") is hereby amended so that the 2001 Option may be exercised until December 31, 2006, after which the 2001 Option shall expire, and Employee's stock option granted on March 14, 2003 covering 160,000 shares of Company common stock (the "2003 Option") is hereby amended so that, as of the Effective Date, the 2003 Option is fully exercisable as to all of the shares, including shares as to which the 2003 Option would not otherwise be exercisable. In addition, Employee will be offered the opportunity to serve as a consultant to the Company pursuant to an agreement in substantially the form attached hereto as Exhibit A.

        2.     Confidential Information.    Employee will continue to maintain the confidentiality of all confidential and proprietary information of the Company and will continue to comply with the Employee Confidential Information and Inventions Agreement executed as of July 2, 2001 (the "Confidential Information Agreement"). Employee will return all of the Company's property and confidential and proprietary information in his possession to the Company no later than the Effective Date.

        3.     Payment of Salary.    Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions, and any and all other compensation and benefits due to Employee as of the Effective Date.

        4.     Release of Claims.    Employee agrees that the consideration set forth in Section 1 above represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, directors, agents, employees, and shareholders. Employee, on his own behalf and on behalf of his heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, agents, employees, shareholders, predecessor and successor corporations, and assigns from, and agrees not to sue concerning, any claim, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

          (a)   any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship,

          (b)   any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of, shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law,

          (c)   any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment, constructive discharge from employment, termination in violation of public policy, discrimination, breach of contract (both expressed and implied), breach of a covenant of good faith and fair dealing (both expressed and implied), promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, slander, libel, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion,

          (d)   any and all claims for violation of any federal, state, or municipal statute, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Older Workers Benefits Protection Act, and the California Fair Employment and Housing Act,

          (e)   any and all claims for violation of the federal, or any state, constitution,

          (f)    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination, and

          (g)   any and all claims for attorneys' fees and costs.

        The Company and Employee agree that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

        5.     Acknowledgement of Waiver of Claims Under ADEA.    Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which the Employee already was entitled. Employee further acknowledges that he has been advised by this writing that

          (a)   he should consult with an attorney prior to executing this Agreement,

          (b)   he has up to 21 days within which to consider this Agreement,

          (c)   he has seven days following his execution of this Agreement to revoke this Agreement,

          (d)   this Agreement shall not be effective until the revocation period has expired, and

          (e)   nothing in this Agreement precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.

        6.     Unknown Claims.    The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

    A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

        Employee, being aware of California Civil Code Section 1542, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

        7.     No Pending or Future Lawsuits.    Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein.

        8.     Application for Employment.    Employee understands and agrees that, as a condition of this Agreement, he is not entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or reemployment with the Company, its subsidiaries, or any successor.

        9.     No Cooperation.    Employee agrees that he will not act in any manner that might damage the business of the Company. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company or any officer, director, employee, agent, shareholder, or attorney of the Company, unless under a subpoena or other court order to do so. Notwithstanding the foregoing, Employee shall be permitted to respond truthfully to questions posed in connection with a governmental investigation.

        10.   Non-Disparagement.    Employee agrees to refrain from any defamation, libel, or slander of the Company, its directors, officers, and employees. The Company agrees to instruct its officers and directors to refrain from any defamation, libel, or slander of Employee.

        11.   Non-Solicitation.    Employee agrees that for a period of twelve months immediately following the Effective Date, Employee shall not either directly or indirectly solicit, induce, recruit, or encourage any of the Company's employees or consultants to leave their employment or consultancy, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage, take away, or hire employees or consultants of the Company, either for himself or on behalf of any other person or entity.

        12.   No Admission of Liability.    Employee acknowledges and agrees that neither the offer of this Agreement, nor the acceptance of this Agreement, nor the Agreement itself is an admission, or shall be construed to be an admission, of any wrongdoing or liability by each or any of the Company, its officers, directors, employees, agents, or shareholders. Neither the offer of this Agreement, nor any of its terms, shall be admissible as evidence of any liability or wrongdoing by each or any of the persons listed in the preceding sentence in any judicial, administrative, or other proceeding now pending or hereafter instituted by any person or entity.

        13.   No Knowledge of Wrongdoing.    Employee represents that he has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former Company employees.

        14.   Tax Consequences.    The Company makes no representations or warranties with respect to the tax consequences of the consideration set forth in Section 1. Employee agrees and understands that he is responsible for the payment, if any, of local, state, and federal taxes on the consideration provided hereunder and any penalties or assessment thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any governmental agency against the Company for any amounts claimed due on account of Employee's failure to pay local, state, or federal taxes or damages sustained by the Company by reason of any such claim, including reasonable attorneys' fees.

        15.   Arbitration.    The Parties hereby agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released shall be subject to binding arbitration in Alameda County, California before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This section will not prevent either Party from seeking injunctive relief, or any other provisional remedy, from any court having jurisdiction over the Parties and the subject matter of the dispute relating to this Agreement and the agreements incorporated herein by reference.

        16.   No Representations.    Each Party represents that it has had the opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other Party that are not specifically set forth in this Agreement.

        17.   Severability.    In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

        18.   Entire Agreement.    This Agreement, the Confidential Information Agreement, and the agreements evidencing the grant of the 2001 Option and the 2003 Option, as amended by this Agreement, (the "Surviving Agreements") represent the entire agreement and understanding between the Parties concerning the subject matter of this Agreement and Employee's relationship with the Company. This Agreement supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee's relationship with the Company with the exception of the Surviving Agreements.

        19.   Amendment.    Any modification or amendment of this Agreement, or additional obligation assumed by either Party in connection with this Agreement, will be effective only if placed in writing and signed by both Parties or by authorized representatives of each Party.

        20.   Governing Law.    This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California applicable to contracts to be performed entirely therein. Both Parties consent to personal and exclusive jurisdiction and venue in the state and federal courts of the State of California.

        21.   Effective Date.    This Agreement is effective after it has been signed by both Parties and after eight days have passed since Employee has signed this Agreement (the "Effective Date"), unless revoked by Employee within seven days after his execution. To the extent Employee executes this Agreement before the expiration of the 21-day period set forth in Section 5, Employee acknowledges that he has voluntarily waived the remaining portion of such 21-day period.

        22.   Voluntary Execution.    This Agreement is executed voluntarily and without any duress or undue influence on the part or on behalf of the Parties, with the full intent of releasing all claims. The Parties acknowledge that

          (a)   They have read this Agreement,

          (b)   They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel,

          (c)   They understand the terms and consequences of this Agreement and of the releases it contains, and

          (d)   They are fully aware of the legal and binding effect of this Agreement.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated: December 27, 2005	By: /s/ S. LEWIS MEYER, PH.D. S. Lewis Meyer, Ph.D. President and Chief Executive Officer Lipid Sciences, Inc.
Dated: December 28, 2005	/s/ MARC BELLOTTI Marc Bellotti

EXHIBIT A

CONSULTING AGREEMENT

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SEPARATION AGREEMENT AND RELEASE
EXHIBIT A CONSULTING AGREEMENT